UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 2, 2011

3POWER ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

011 44 203 318 2995
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Riccardo Valentini as Chief Executive Officer and Chief Financial Officer

Effective June 2, 2011, Mr. Riccardo Valentini has been appointed as the Chief Executive Officer and Chief Financial Officer of 3Power Energy Group Inc. (the “Company”).  Mr. Valentini had previously been appointed as a member of the Company’s Board and previously served the Company as Vice President of Project Development since May 13, 2011.  Mr. Valentini is affiliated with CR&P Holding S.p.A., an Italian investment group which has provided a $50 million credit facility to the Company.  From August 2008 through the present Mr. Valentini has served as a managing partner of CRP Merchant Corporation in the areas of investment banking, mergers and acquisitions.  Mr. Valentini has primarily worked on development of energy assets with particular focus on energy production and storage in Dominican Republic, Italy, Mexico, Peru and Panama.  From June of 2007 through August 2008 Mr. Valentini was employed by Credit Suisse Private Banking in Zurich, Switzerland where he was responsible for developing assets under management for international clients.  From 2003 through 2007 Mr. Valentini worked as an independent financial advisor in Milan, Italy for international private clients.  From 2001 through 2003 Mr. Valentini was employed by UBS, New York, where he headed the Italian Desk Team and also served as head of the Sport and Entertainment Advisory Group.

The Company has determined that Mr. Valentini’s extensive experience in finance and as a businessman, and his professional knowledge of management of energy facilities and energy assets, has provided him with the skills and contacts necessary to serve as an officer and director of the Company.

Previously, the Company agreed to pay Mr. Valentini a base salary of $150,000 per year, plus 50,000 stock options.  At the present time, there is no written employment agreement between the Company and Mr. Valentini, however, the Company and Mr. Valentini anticipate entering into such an agreement at a later date.

In connection with the appointment of Mr. Valentini as Chief Executive Officer and Chief Financial Officer of the Company, the Board thanked Mr. Toby Durrant for his services as Acting President and Acting Chief Financial Officer of the Company.  The Company had previously anticipated that Mr. Durrant would hold these interim positions only until the closing of the Company’s recently closed transactions with Seawind Energy Ltd. and Seawind Services Ltd.  Mr. Durrant shall continue serving the Company as Chief Investment Officer and as a member of the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3POWER ENERGY GROUP INC.

By:	/s/ Riccardo Valentini
Name: Riccardo Valentini Title: Chief Executive Officer and Chief Financial Officer

Date:            June 3, 2011